MarketWise Announces Appointment of Dr. David Eifrig as Chief Executive Officer

BALTIMORE, May 27, 2025 (GLOBE NEWSWIRE) -- MarketWise, Inc. (NASDAQ: MKTW) ("MarketWise" or "the Company"), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for investors, today announced that Dr. David "Doc" Eifrig has been appointed Chief Executive Officer of the Company on a permanent basis, effective immediately. Dr. Eifrig has served as interim Chief Executive Officer since August 2024.

Dr. Eifrig has overseen notable achievements during his tenure as interim CEO, including improved financial performance over the last two quarters. He has demonstrated a clear vision for the company's future while earning the confidence of the Board of Directors, employees, and shareholders alike.

Matthew Turner, Chairman of the MarketWise board of directors remarked, "We're very pleased to have Doc at the helm in a permanent status. We believe his steady emphasis on the fundamentals of the business will bear long and steady profits for shareholders."

Dr. Eifrig commented, "I am honored and excited to continue leading MarketWise as we build on our momentum and pursue new opportunities. This company has an extraordinary team and an unwavering commitment to delivering value to our customers, partners, and shareholders. I look forward to working alongside our talented employees to shape a strong and sustainable future for MarketWise. Just as importantly, I want to spread the idea that individuals can control their investing, their wealth, and their life path in a beautiful and success-filled way."

Dr. Eifrig received his Bachelor of Arts from Carleton College in Minnesota. He later received a Master of Business Administration degree from Northwestern University's Kellogg School of Management, graduating with a double major in finance and international business. He went on to work for Goldman Sachs in its first derivatives group in New York and London.

Dr. Eifrig subsequently earned his M.D. from the University of North Carolina at Chapel Hill and completed a Molecular Biology Fellowship at Duke University. He's a published peer-reviewed scientist as well. He finished a residency in ophthalmology before joining the company full time in 2008.

Dr. Eifrig first consulted with the Company in 2004 before joining full-time several years later. Today, he remains one of its most prolific editors. He launched his health and wealth advisory Retirement Millionaire in early 2009; with tens of thousands of subscribers getting access to real world insights on personal health and wealth creation over the past three decades. His option trading advisory called Retirement Trader, which began in 2010, helped put option selling on the map and arguably has one of the best track records of all time. His conservative but dearly loved letter Income Intelligence shows folks of any age how to invest for income and not speculation. He himself professes to be a lifelong information junkie.

Dr. Eifrig has also served as a member of the MarketWise Board since May 2023.

About MarketWise

Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.

With 25 years of operating history, MarketWise is currently comprised of 11 primary customer facing brands, offering more than 140 products, and serving a community of over 3 million free and paid subscribers. MarketWise's products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company's ability to capitalize on growth opportunities. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including those described in the "Risk Factors" section of our filings with the U.S. Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024.

MarketWise Investor Relations and Media Contact

ir@marketwise.com

media@marketwise.com

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